NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF
     HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ISSUED PURSUANT TO EXEMPTION UNDER RULE 504 OF THE REGULATION D PROMULGATED BY THE COMMISSION.

No.  98-1                                                    US $ 400,000.00
     -------


                              VOXCOM HOLDINGS, INC.

                    5% CONVERTIBLE DEBENTURE DUE MAY 31, 2000

     THIS DEBENTURE is one of a duly authorized issue of up to $400,000 in Debentures of VOXCOM HOLDINGS, INC., a corporation organized and existing under the laws of the State of Nevada (the "Company") designated as its 5% Convertible Debentures. Such Debentures may be issued in series, but which otherwise have substantially similar terms.

     FOR VALUE RECEIVED, the Company promises to pay to CARMAX INVESTMENTS LTD. , the registered holder hereof (the "Holder"), the principal sum of Four Hundred Thousand and 00/100 Dollars (US $400,000.00) on May 31, 2000 (the "Maturity Date") and to pay interest on the principal sum outstanding from time to time in arrears (i) prior to the Maturity Date, quarterly, on the last day of March, June, September and December of each year, (ii) upon conversion as provided herein or (iii) on the Maturity Date, at the rate of 5% per annum accruing from June , 1998 (the "Issue Date"), the date of initial issuance of this Debenture. Accrual of interest shall commence on the first such business day to occur after the date hereof and shall continue to accrue on a daily basis until payment in full of the principal sum has been made or duly provided for. Subject to the provisions of Section 4 below (the terms of which shall govern as if this sentence were not included in this Debenture), prior to the Maturity Date, interest on this Debenture is payable, at the option of the Company, in shares of Common Stock of the Company, $0.0001 par value ("Common Stock"), at the Conversion Rate (as defined below) in effect on the date of payment, or in cash.

     This Debenture is subject to the following additional provisions:

     1. The Debentures are issuable in denominations of Ten Thousand Dollars (US$10,000) and integral multiples thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

     2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

     3. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     4. A. The Holder of this Debenture is entitled, at its option, subject to the following provisions of this Section 4, to convert all or a portion of this Debenture into shares of Common Stock of the Company at any time until the Maturity Date, at a conversion price for each share of Common Stock (the "Conversion Rate") equal to the lower of (x) the Market Price (as defined below) for the five (5) trading days preceding the Issue Date (the "Fixed Conversion Price"; which amount is subject to adjustment as hereinafter provided)) or (y) 80% of the Market Price for the five (5) trading days preceding the Conversion Date (as defined below); provided that the principal amount being converted is at least US $10,000 (unless if at the time of such election to convert the aggregate principal amount of all Debentures registered to the Holder is less than Ten Thousand Dollars [US $10,000], then the whole amount thereof) .

     B. Conversion shall be effectuated by surrendering the Debentures to be converted to the Company's transfer agent, Oxford Transfer and Registrar Agency, Inc., accompanied by or preceded by facsimile or other delivery of the form of conversion notice attached hereto as Exhibit A, executed by the Holder of the Debenture evidencing such Holder's intention to convert this Debenture or a specified portion hereof, and accompanied, if required by the Company, by proper assignment hereof in blank. Interest accrued or accruing from the date of issuance to the date of conversion shall, at the option of the Company, be paid in cash or Common Stock upon conversion at the Conversion Rate applicable to such conversion. No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder faxes or otherwise delivers the conversion notice ("Notice of Conversion"), substantially in the form annexed hereto as Exhibit A, duly executed, to the Company, provided that the Holder shall deliver to the Company's transfer agent or the Company the original Debentures being converted within five (5) business days thereafter (and if not so delivered with such time, the Conversion Date shall be the date on which the later of the Notice of Conversion and the original Debentures being converted is received by the Company). Facsimile delivery of the Notice of Conversion shall be accepted by the Company at facsimile number (214) 691-5984;

ATTN: Don McLellan. Certificates representing Common Stock upon conversion will be delivered within three (3) business days from the date later of the Notice of Conversion is delivered to the Company as contemplated in the first sentence of this paragraph C or the original Debenture is delivered to the Company's transfer agent or the Company.

     C. For purposes of this Debenture, the term "Market Price" shall mean (x) the average closing bid price of the Common Stock as reported by Bloomberg, LP or the average closing bid price on the over-the-counter market, (i) if a period of time is specified in the relevant provision of this Debenture, for such period, and (ii) if no period of time is specified in the relevant provision of this Debenture, then for the five (5) trading days ending on the trading day immediately preceding the relevant date, or (y) if the Common Stock is listed on a stock exchange, the closing price on such exchange on the date indicated in the relevant provision hereof, as reported in The Wall Street Journal.

     D. (i) Notwithstanding any other provision hereof to the contrary, at any time prior to the Conversion Date, the Company shall have the right to redeem all or any portion of the then outstanding principal amount of the Debentures then held by the Holder in cash for an amount (the "Redemption Amount") equal to the sum of (a) one hundred twenty percent (120%) of the then outstanding principal of the Debentures, plus (b) all accrued but unpaid interest thereon through the date the Redemption Amount is paid to the Holder (the "Redemption Payment Date").

     (ii) The Company shall give at least ten (10) business days' written notice of such redemption to the Holder (the "Notice of Redemption"). Anything in the preceding provisions of this Section 4(D) to the contrary notwithstanding, the Redemption Amount shall, unless otherwise agreed to in writing by the Holder after receiving the Notice of Redemption, be paid to the Holder in good funds at least five (5) but not more than ten (10) business days from the date of the Notice of Redemption, except that, with respect to any Debentures for which a Notice of Redemption is given, the Holder shall have the right, exercisable by giving a Notice of Conversion submitted to the Company within five (5) business days of the Holder's receipt of the Company's Notice of Redemption, to convert any or all of the Debentures sought to be redeemed (a "Redemption Notice Conversion") and the Redemption Notice Conversion shall take precedence over the redemption contemplated by the Notice of Redemption. Such Debentures shall be converted in accordance with the terms hereof.

     (iii) In the event the Redemption Amount is not timely made, any rights of the Company to redeem outstanding Debentures shall terminate, and the Notice of Redemption shall be null and void.

     (iv) Any redemption contemplated by this Debenture shall be made only in cash by the payment of immediately available good funds to the Holder.

     5. Subject to the terms of the Securities Purchase Agreement, dated June18, 1998 (the "Securities Purchase Agreement"), between the Company and the Holder (or the Holder's predecessor in interest), no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company.

     6. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee agree that the Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any proposed merger, consolidation or sale or transfer of all or substantially all of the assets of the Company (a "Sale"), the Holder hereof shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company. .

     7. If, for any reason, prior to the Conversion Date, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's Debentures outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Debentures") been converted as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the conversion of all or any of the Outstanding Debentures, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the principal amount of the Outstanding Debentures then being converted, and (II) the denominator is the principal amount of the Outstanding Debentures.

     8. If, at any time while any portion of this Debenture remains outstanding, the Company effectuates a stock split or reverse stock split of its Common Stock or issues a dividend on its Common Stock consisting of shares of Common Stock, the Fixed Conversion Price shall be equitably adjusted to reflect such action. By way of illustration, and not in limitation, of the foregoing (i) if the Company effectuates a 2:1 split of its Common Stock, thereafter, with respect to any conversion for which the Company issues the shares after the record date of such split, the Fixed Conversion Price shall be deemed to be one-half of what it had been calculated to be immediately prior to such split; (ii) if the Company effectuates a 1:10 reverse split of its Common

Stock, thereafter, with respect to any conversion for which the Company issues the shares after the record date of such reverse split, the Fixed Conversion Price shall be deemed to be ten times what it had been calculated to be immediately prior to such split; and (iii) if the Company declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter, with respect to any conversion for which the Company issues the shares after the record date of such dividend, the Fixed Conversion Price shall be deemed to be the amount of such Fixed Conversion Price calculated immediately prior to such record date multiplied by a fraction, of which the numerator is the number of shares (10) for which a dividend share will be issued and the denominator is such number of shares plus the dividend share(s) issuable or issued thereon (11).

     9. All payments contemplated hereby to be made "in cash" shall be made in immediately available good funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments of cash and each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made to the Holder at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time; except that the Holder can designate, by notice to the Company, a different delivery address for any one or more specific payments or deliveries.

     10. This Debenture shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of this Debenture.

     11. The following shall constitute an "Event of Default":

          a. The Company shall default in the payment of principal or interest on this Debenture and same shall continue for a period of three
               (3) business days; or

          b. Any of the representations or warranties made by the Company herein, in the Securities Purchase Agreement or in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Debenture or the Securities Purchase Agreement shall be false or misleading in any material respect at the time made; provided, however, that if such deficiency is capable of being cured, the Event of Default shall be deemed to occur if it is not cured within thirty (30) days after written notice thereof from the Holder or its representatives to the Company; or

          c. The Company fails to issue shares of Common Stock to the Holder or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture, and such transfer is otherwise lawful, and any such failure shall continue uncured for five (5) business days.

          d. The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of any Debenture in this series and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

          e. The Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Company under the Securities Purchase Agreement and such failure shall continue uncured for a period of thirty
               (30) days after  written  notice from the Holder of such failure;
               or

          f. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

          g. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

          h. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty
               (60) days thereafter; or

          i. Any money judgment, writ or warrant of attachment, or similar process in excess of Two Hundred Thousand ($200,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

          j. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

          k. The Company shall have its Common Stock suspended or delisted from an exchange or over-the-counter market from trading for in excess of five (5) trading days.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

     12. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

     13. In the event for any reason, any payment by or act of the Company or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Debenture, the ipso facto the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without further agreement or notice between or by the Company or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Company had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such sums as an interest-free prepayment of this Debenture. If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section 13 or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Holder, which loan shall be payable immediately upon demand by the Company. The provisions of this Section 13 shall control every other provision of this Debenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: June 18, 1998

                                        VOXCOM HOLDINGS, INC.

                                        By:/s/ Donald G. McLellan
                                           ---------------------------
                                        Donald G. McLellan, President

                                    EXHIBIT A


                              NOTICE OF CONVERSION

   (To be Executed by the Registered Holder in order to Convert the Debenture)



     The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Debenture No. ___ into Shares of Common Stock of VOXCOM HOLDINGS, INC. (the "Company") according to the conditions hereof, as of the date written below.


Conversion Date*

--------------------------------------------------------------------------------

Applicable Conversion Price



--------------------------------------------------------------------------------


Signature
--------------------------------------------------------------------------------

                       [Name]

Address:


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------




* This original Debenture must be received by the Company or its transfer agent by the fifth business date following the Conversion Date.